[Mississippi]

         REAL ESTATE LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING

                      in the amount of
                       $250,000,000.00

                            FROM
         TEREX CORPORATION, a Delaware corporation,

                    having an office at:
                     500 Post Road East
                Westport, Connecticut  06880
                      (the "Mortgagor")

                             TO
                JIM B. TOHILL, an individual,

                    having an office at:
                  Watkins, Ludlam & Stennis
                   633 North State Street
                 Jackson, Mississippi  39202
                       (the "Trustee")

                     FOR THE BENEFIT OF
UNITED STATES TRUST COMPANY OF NEW YORK, as collateral agent,

                    having an office at:
                    114 West 47th Street
                  New York, New York  10036
                      (the "Mortgagee")

                   INDEXING INSTRUCTIONS:
 LOTS 18-27, FREEPORT INDUSTRIAL PARK UNIT 1, PLAT BOOK 11,
PAGE 43, DESOTO COUNTY, MISSISSIPPI

            This instrument was prepared by and,
             after recording, please return to:
                  Michael A. Woronoff, Esq.
            Skadden, Arps, Slate, Meagher & Flom
                   300 South Grand Avenue
               Los Angeles, California  90071

     REAL ESTATE LEASEHOLD DEED OF TRUST, ASSIGNMENT OF
     RENTS, SECURITY AGREEMENT, FINANCING STATEMENT AND
                       FIXTURE FILING

          THIS REAL ESTATE LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING (hereafter, as amended, modified, replaced, consolidated and extended, this "Mortgage") is made as of the 9th day of May, 1995 from TEREX CORPORATION, a Delaware corpo-ration (the "Mortgagor" or "Terex"), with a mailing address of 500 Post Road East, Westport, Connecticut 06880, to JIM B. TOHILL, an individual, as trustee (the "Trustee"), with a mailing address of 633 North State Street, Jackson, Mississippi 39202, for the benefit of UNITED STATES TRUST COM-PANY OF NEW YORK, a New York corporation (the "Mortgagee"), as collateral agent, with a mailing address of 114 West 47th Street, New York, New York 10036.


                      R E C I T A L S:
          1. The Mortgagor is the owner of a leasehold interest in the Real Property (as hereinafter defined).

          2.  Pursuant to a certain Indenture (the
"Indenture") dated as of even date herewith between Terex and the Mortgagee as trustee thereunder (in such capacity, the "Indenture Trustee") for the benefit of the Holders of the Notes (as defined below), Terex has obtained financing in the amount of $250,000,000 (the "Loan") with a maturity date of May 15, 2002. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Indenture.

          3. To secure Mortgagor's obligations under the Notes and performance of all terms and conditions of the Indenture, the Mortgagor has agreed to create a first mortgage lien on the Mortgaged Property herein described, in favor of the Trustee, for the benefit of the Mortgagee.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and (A) in order to secure (i) payment of the indebtedness under the Indenture, as the same may be amended, modified, restated, substituted and extended by the terms hereof, aggregating $250,000,000 in principal amount (the various promissory notes and securities evidencing said indebtedness and all supplements, substitutions, extensions and renewals thereof are hereinafter referred to collectively as the "Notes"), (ii) payment of the interest on such indebtedness according to the terms of the Indenture and the Notes, (iii) payment of all other sums payable to the Mortgagee pursuant to the terms of this Mortgage, and (iv) payment of all other sums owed by the Mortgagor to the Mortgagee, the Indenture Trustee or the Holders in accordance with the terms of the Indenture or pursuant to the Notes or the Security Documents (the payment obligations described in the foregoing clauses (i), (ii),
(iii) and (iv) are hereinafter referred to collectively as the "Indebtedness"); and (B) in order to secure the performance of every obligation contained in the Indenture, the Notes, this Mortgage, the Security Documents and all other instruments now or hereafter evidencing or securing any portion of the Indebt-edness (hereinafter referred to collectively as the "Obliga-tions"), the Mortgagor by these presents does hereby mortgage, warrant, grant, grant a security interest in, bargain, sell, convey, pledge, alienate, remise, confirm, assign and transfer to the Trustee, for the benefit of the Mortgagee, and each of their successors and assigns forever under and subject to the terms and conditions hereof, all of the Mortgagor's estate, right, title and interest in and to the following, whether now owned or held or hereafter acquired (hereinafter collectively referred to as the "Mortgaged Property" or the "Collateral"):

          A. Mortgagor's leasehold interest in that certain real property (the "Real Property") more particularly described in Schedule A attached hereto and made a part hereof by this reference; and

          B. All of the buildings, structures and improve-ments (hereinafter, collectively, together with all building equipment, the "Improvements") now or hereafter located on the Real Property and all of its right, title and interest, if any, in and to the streets and roads abutting the Real Property to the center lines thereof, and strips and gores within or adjoining the Real Property, the air space and right to use said air space above the Real Property, all rights of ingress and egress by motor vehicles to parking facilities on or within the Real Property, all easements now or hereafter affecting the Real Property or the Improvements, all royalties and all rights appertaining to the use and enjoyment of the Real Property or the Improvements, including, without limitation, alley, drainage, crop, timber, agricultural, horticultural, mineral, water, oil and gas rights; and

          C. All fixtures (the "Fixtures"), and all appurte-nances and additions thereto and substitutions or replacements thereof, now or hereafter attached to the Real Property and/or the Improvements. Without limiting the foregoing, to the extent permitted under applicable law, this Mortgage shall be deemed to be a "security agreement" under the Uniform Com-mercial Code of the State wherein the Real Property and improvements are located (the "UCC"), and the Mortgagor hereby grants to the Mortgagee a "security interest" (as defined in the UCC) in all of its present and future Fixtures and the Mortgagee shall have, in addition to all rights and remedies provided herein, and in any other agreements, commitments and undertakings made by the Mortgagor to the Mortgagee, all of the rights and remedies of a "secured party" under the UCC; and

          D. To the extent the same does not constitute Fixtures, all equipment (as such term is defined in Article 9 of the UCC) now owned or hereafter acquired and owned by the Mortgagor, which is used at or in connection with the Improve-ments or the Real Property and is located thereon or therein (including, without limitation, all machinery, production equipment, furnishings, electronic data-processing and other office equipment to the extent located on or in the Mortgaged Property), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and any and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to, for or of any of the foregoing (collectively, the "Equipment"); and

          E. All leases, lettings and licenses of the Real Property, the Improvements and any other property or rights encumbered or conveyed hereby, or any part thereof, now or hereafter entered into (each a "Lease," and collectively, the "Leases") and all right, title and interest of the Mortgagor thereunder, including, without limitation, cash and securities deposited thereunder, the right to receive and collect the rents, issues and profits payable thereunder and the right to enforce, whether by action at law or in equity or by other means, all provisions, covenants and agreements thereof, including, without limitation, the right (i) to enter upon and take possession of the Mortgaged Premises (as hereinafter defined) for the purpose of collecting the said rents, issues and profits, (ii) to dispossess by the usual summary proceedings (or any other proceedings of either the Trustee's or the Mortgagee's selection) any tenant defaulting in the payment thereof to either the Trustee or the Mortgagee, (iii) to let the Mortgaged Premises, or any part thereof, and (iv) subject to Mortgagor's license as hereinafter set forth, to apply said rents, issues and profits, after payment of all necessary charges and expenses, on account of the Indebtedness; and

          F. Any and all permits, certificates, approvals and authorizations, however characterized, related to the Real Property or the Improvements, issued or in any way furnished, whether necessary or not for the operation and use of the Real Property or the Improvements, including, without limitation, operating licenses, franchise agreements, contracts, contract rights, public utility deposits, building permits, certifi-cates of occupancy, environmental certificates, industrial permits and licenses and certificates of operation; and

          G. All unearned premiums, accrued, accruing or to accrue under insurance policies related to the Real Property or the Improvements now or hereafter obtained by the Mortgagor and all proceeds of the conversion, voluntary or involuntary, of the Real Property, the Improvements and/or any other property or rights encumbered or conveyed hereby, or any part thereof, into cash or liquidated claims, including, without limitation, proceeds of hazard and title insurance and all awards and compensation heretofore and hereafter made to the present and all subsequent owners of the Real Property, the Improvements and/or any other property or rights encumbered or conveyed hereby by any governmental or other lawful authority for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Property, the Improvements and/or any other property or rights encumbered or conveyed hereby or any easement therein, including, but not limited to, awards for any change of grade of streets; and

          H. All extensions, improvements, betterments, renewals, substitutions and replacements of and all additions and appurtenances to the Real Property, the Improvements and/or any other property or rights encumbered or conveyed hereby, hereafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Real Property, the Improvements and any other property or rights encumbered or conveyed hereby, and all conversions of the security constituted thereby which, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by the Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein; and

          I. All proceeds (as defined in the UCC) of the con-version, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation or other awards or payments with respect thereto, including interest thereon.

          TO HAVE AND TO HOLD the Mortgaged Property, with all powers of sale and right of entry and possession (to the extent permitted by applicable law), with all privileges and appurtenances to the same belonging, with the right of possession thereof, unto the Trustee, for the benefit of the Mortgagee, and their successors and assigns, forever, and the Mortgagor hereby binds itself and its successors and assigns to warrant and forever (but only until such time as the Indebtedness has been paid in full and the Obligations have been fully satisfied) defend title to the Mortgaged Property unto the Trustee and the Mortgagee and their successors and assigns against the claim or claims of all parties claiming or to claim the same, or any part thereof;

          FOR THE PURPOSE OF SECURING THE OBLIGATIONS.

          PROVIDED, HOWEVER, that if the Mortgagor shall pay or cause to be paid indefeasibly in full all of the Indebt-edness and if the Mortgagor shall have kept, performed, observed and satisfied all of the Obligations, then the Mortgagee shall deliver to the persons legally entitled thereto all such documents, in recordable form, as shall be necessary to release the Mortgaged Property from the lien of this Mortgage and to release to the Mortgagor all deposits held by or on behalf of the Mortgagee, but otherwise this Mortgage shall remain in full force and effect.

          AND the Mortgagor represents, warrants, covenants and agrees as follows:

                          ARTICLE I

       Representations and Warranties of the Mortgagor

          Section 1.1  Title to the Mortgaged Property.
(i) The right, title and interest of the Mortgagor constitutes a good, marketable and insurable leasehold estate in the Mortgaged Property, subject to no Liens, except for Liens permitted pursuant to Section 4.12 of the Indenture (collec-tively, the "Permitted Liens"). (ii) This Mortgage creates and constitutes a valid and enforceable lien on the Mortgaged Property, and, to the extent any of the Mortgaged Property shall consist of personalty (when taken together with any fixture filings and financing statements delivered in connection herewith and filed in accordance with the UCC), a perfected security interest in such Mortgaged Property, subject only to the Permitted Liens. (iii) The Mortgagor has full power and lawful authority to encumber the Mortgaged Property in the manner and form set forth hereunder. (iv) The Mortgagor owns all Fixtures and Equipment now or hereafter comprising part of the Mortgaged Property, subject only to the matters set forth in this Section. (v) This Mortgage is and will remain a valid, enforceable and continuing first priority Lien on the Mortgaged Property subject only to the Permitted Liens. (vi) The Mortgagor will preserve such title as set forth herein and in the Indenture, and will forever (but only until such time as the Indebtedness has been paid in full and the Obligations have been fully satisfied) warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whatsoever.

          Section 1.2 Mortgage Authorized. The execution and delivery of this Mortgage, the Security Documents, the Indenture and each other document or instrument executed or delivered by Mortgagor in connection with any of the foregoing or the Notes have been duly authorized by all necessary corporate action of the Mortgagor and there is no provision in the articles or certificate of incorporation or by-laws of the Mortgagor requiring further consent for such action by any other entity or person. The Mortgagor is duly organized, validly existing and in good standing under the laws of the state of its formation, and has (i) all necessary licenses, authorizations, registrations, permits and/or approvals and
(ii) full power and authority to own or lease its properties and carry on its business as presently conducted, and the execution and delivery by it of, and performance of the Obligations under this Mortgage, the Indenture and each other document or instrument executed or delivered by Mortgagor in connection with any of the foregoing or the Notes will not result in the Mortgagor being in default under any provision of its articles or certificate of incorporation or by-laws or of any mortgage, lease, credit or other agreement to which it is a party or which affects it or the Mortgaged Property, or any part thereof.

          Section 1.3  Operation of the Mortgaged Property.
(i) The Mortgagor has all certificates, licenses, authoriza-tions, registrations, permits and/or approvals and all required environmental permits necessary for the operation of the Mortgaged Property or any part thereof, the lack of which would have a Material Adverse Effect (as defined below), all of which as of the date hereof are in full force and effect and are not, to the knowledge of the Mortgagor, subject to any revocation, amendment, release, suspension, forfeiture or the like. (ii) The Mortgaged Property is served by all easements and utility lines and connections reasonably required or necessary for the current use thereof. (iii) The Mortgaged Property has adequate access to public roadways. As used in this Mortgage, "Material Adverse Effect" shall mean a material adverse effect, singly or in the aggregate, on (i) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of Mortgagor, taken as a whole, (ii) the ability of Mortgagor to perform its obligations under this Mortgage or the Indenture,
(iii) the perfection or priority of the Lien of this Mortgage, or (iv) the value or utility of the Mortgaged Property, taken as a whole.

                         ARTICLE II

                 Covenants of the Mortgagor

          Section 2.1 Payment of Indebtedness and Performance of Covenants. The Mortgagor shall (a) duly and punctually pay or cause to be paid each payment of the principal of and interest on the Indebtedness and any prepayments, late charges, premiums and fees provided for in the Indenture and all other payment Obligations secured by this Mortgage at the time and in the manner provided in this Mortgage, the Security Documents, the Indenture and each other document or instrument executed or delivered by Mortgagor in connection with any of the foregoing or the Notes, and (b) duly and punctually perform and observe all of the terms, provisions, conditions, covenants and agreements on the Mortgagor's part to be performed or observed as provided in the Notes, this Mortgage, the Indenture and each other document or instrument executed or delivered by Mortgagor in connection with any of the foregoing.

          Section 2.2  Maintenance of the Mortgaged Property.
(i) The Mortgagor shall maintain the Mortgaged Property in a commercially reasonable manner for the operation thereof and in accordance with the requirements of the Indenture, and shall comply (and shall use commercially reasonable efforts to cause any tenants to comply) with all federal, state and local laws, statutes, regulations, ordinances, rules, codes, rulings, judgments, decrees, orders, injunctions and other requirements of every government or public agency having or claiming jurisdiction over the Mortgaged Property (and all permits, certificates, consents, licenses, variances, orders, exemptions, approvals and authorizations issued thereby) as the same relate to the Mortgaged Property and the use and occupancy thereof and all covenants, conditions, restrictions, declarations and easements that affect or are binding upon the Mortgaged Property (each, a "Requirement"). The Mortgagor shall permit the Mortgagee to enter upon the Mortgaged Property and inspect the same at all reasonable hours and with reasonable prior notice. The Mortgagor shall not, without the prior written consent of the Mortgagee, threaten, commit, permit or suffer to occur any alterations or changes to the Mortgaged Property or any part thereof other than alterations or changes that do not materially adversely affect the value or utility of the Mortgaged Property; provided, however, that Fixtures owned by the Mortgagor may be removed from the Improvements if such Fixtures are obsolete or if the Mortgagor concurrently therewith replaces the same with items which do not reduce the value or utility of the Mortgaged Property or the Improvements, free of any lien, charge or claim superior to the lien and/or security interest created thereby.

                    (ii)  Nothing in this Section 2.2
     shall require the Mortgagor to comply with any Re-quirement so long as (a) the failure so to do shall not otherwise apart from the provisions of this
     Section 2.2 (i) be an Event of Default under this Mortgage, (b) the failure so to do shall not result in the voiding, rescission or invalidation of the certificate of occupancy or any other material license, certificate, permit or registration in respect of the Mortgaged Property essential to the conduct of the Mortgagor's business at the Mort-gaged Property, (c) the failure so to do shall not prevent, hinder or materially interfere with the lawful use and occupancy of the Mortgaged Property or any material portion thereof for the use and occupancy which the Mortgagor reasonably determines is most advantageous to its business, (d) the failure so to do shall not void or invalidate or make unavailable any insurance required by this Mortgage to be maintained by the Mortgagor in respect of the Mortgaged Property and (e) the Mortgagor in good faith and at its own expense shall contest the Requirement or the validity thereof by appropriate legal proceedings, which proceedings must operate to prevent (l) the occur-rence of any of the events described in the preced-ing clauses (a) through (d) of this paragraph (ii) and (2) the collection or other realization of any material sums due or payable as a consequence of the Requirement, the sale of any lien arising in respect of the Requirement, and/or the sale or forfeiture of the Mortgaged Property, any part thereof or interest therein, or the sale of any lien connected therewith; provided that during such contest the Mortgagor shall, at the option of the Mortgagee, either establish adequate reserves in accordance with generally accepted accounting principles or provide security reasonably satis-factory to the Mortgagee (in amount and form) assuring the discharge of the Mortgagor's obliga-tions hereunder and of any interest, charge, fine, penalty, fee or expense arising from or incurred as a result of such contest, and, for purposes herein, the Mortgagee agrees that the deposit of cash or an irrevocable letter of credit drawn on a bank reasonably acceptable to Mortgagee shall be a satisfactory form of security; and provided, fur-ther, that if at any time compliance with any obligation imposed upon the Mortgagor by the Re-quirement shall become necessary to prevent (l) the occurrence of any of the events described in clauses (a) through (d) of this paragraph (ii) or
     (2) the delivery of a deed conveying the Mortgaged
     Property or any portion thereof or interest therein because of noncompliance, or the sale of a lien in connection therewith, or (3) the imposition of any material penalty, fine, charge, fee, cost or expense on the Mortgagee, then the Mortgagor shall comply with the Requirement in sufficient time to prevent the occurrence of any such events, the delivery of such deed or the sale of such lien, or the imposition of such material penalty, fine, charge, fee, cost or expense on the Mortgagee.

          Section 2.3 Insurance; Coverage. (i) The Mortgagor shall keep the Mortgaged Property insured against (a) loss and damage by fire, casualty and such other hazards as may be reasonably specified by the Mortgagee, including, without limitation, those hazards which are covered by the standard extended coverage all-risk insurance policy, (b) damage by vandalism and/or malicious mischief, (c) explosion insurance in respect of any boilers or similar apparatus located on the Mortgaged Property and (d) such other hazards as may be reasonably specified by the Mortgagee. Such insurance shall be on forms and by companies reasonably satisfactory to the Mortgagee. The amounts and coverage limits of each policy of insurance required pursuant to this Section 2.3 shall be sufficient to prevent the Mortgagor, the Trustee or the Mortgagee from becoming a co-insurer of any partial loss under the applicable policies and otherwise satisfactory to the Mortgagee, but in no event less than the actual replacement value of such Mortgaged Property as determined by the Mortgagor in accordance with generally accepted insurance practice and approved by the Mortgagee, or at the Mortgagee's option, which shall be exercised not more frequently than annually, as determined at the Mortgagor's expense by the insurer or an expert appraiser approved by the Mortgagee. Notwithstanding anything to the contrary contained herein, Mortgagor shall be permitted to maintain self-insurance for all insurance required to be maintained hereby, provided that such self-insurance is consistent with Mortgagor's prior practice and has been heretofore adequately disclosed to Mortgagee.

                    (ii)  The Mortgagor shall maintain
     in full force liability insurance against claims of bodily injury, death or property damage occurring on, in or about the Mortgaged Property, with policy limits and deductibles in such amounts as from time to time would be maintained by a prudent operator of property similar in use and configuration to the Mortgaged Property and located in the locality where the Mortgaged Property is located (which policy limits and deductibles shall be reasonably satisfactory to the Mortgagee), which policies of insurance shall name both the Trustee and the Mortgagee as additional insureds. All insurance policies and endorsements required pursuant to this
     Section 2.3 shall be fully paid for, nonassessable and contain such provisions (including, without limitation, inflation guard or replacement cost en-dorsements) and expiration dates and shall be in such form and amounts and issued by such insurance companies with a rating of "A VIII" or better as established by Best's Rating Guide (or an equiva-lent rating with such other publication of a simi-lar nature as shall be in current use and as approved by the Mortgagee), or such other compa-nies, as shall be approved by the Mortgagee.

                    (iii)  The Mortgagor shall addition-
     ally keep the Mortgaged Property insured against loss by flood if the Mortgaged Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and which has been so identified under the Flood Insurance Act of 1968 and the Flood
     Disaster Protection Act of 1973, as the same may have been or may hereafter be amended or modified
     (and any successor acts thereto) in amounts reasonably acceptable to the Mortgagee, but in no event more than what is available under such laws.

                    (iv)  In all events and without
     limitation on the foregoing, the Mortgagor will deliver the policy or policies (or true copies or certificates thereof) of all such insurance re-quired under this Mortgage to the Mortgagee, which policy or policies shall be endorsed to name the Mortgagee as a mortgagee-loss payee thereunder, with loss payable to the Mortgagee without contri-bution or assessment under a New York Standard
     Mortgagee clause or similar clause, and shall provide the Mortgagee with no less than thirty (30) days' notice from the insurer prior to the expiration, cancellation or termination (for any reason whatsoever) of any such policy.

                    (v)  Insurance required hereunder
     may be carried by the Mortgagor pursuant to blanket policies, provided that all other requirements herein set forth are satisfied and that the under-lying policy in respect of the Mortgaged Property is delivered to the Mortgagee as herein required.
     In the event that the Mortgagor fails to keep the Mortgaged Property insured as required hereunder, the Mortgagee may, but shall not be obligated to, obtain insurance and pay the premiums therefor and the Mortgagor shall, on demand, reimburse the Mortgagee for all sums, advances and expenses incurred in connection therewith and such sums, advances and expenses shall be deemed a part of the Indebtedness secured hereby and shall bear interest at the Default Rate (as defined in Section 2.13 of this Mortgage) until reimbursed.

          Section 2.4 Insurance; Proceeds. The Mortgagor shall give the Mortgagee prompt notice of any material loss covered by insurance and the Mortgagee shall have the right to join the Mortgagor in adjusting any loss during the continu-ance of an Event of Default. The proceeds of insurance paid on account of any damage or destruction to the Mortgaged Prop-erty or any part thereof shall be paid over to the Mortgagee to be applied as hereinafter provided. Notwithstanding anything to the contrary contained herein or in any provision of applicable law, the proceeds of insurance policies coming into the possession of the Mortgagee shall not be deemed trust funds.

          Section 2.5 Restoration of the Mortgaged Property. In the event of any material damage or destruction of the Mortgaged Property, or any part thereof, as a result of casualty, condemnation, taking or other cause, the Mortgagor shall give prompt written notice thereof to the Mortgagee. In the event that the Mortgagee, in accordance with Section 2.6 hereof, makes available to the Mortgagor the insurance pro-ceeds received by it, if any (or in the event of condemnation or taking, the award, if any, arising out of such condemnation or taking), the Mortgagor shall with reasonable promptness commence and diligently continue to perform the repair, restoration and rebuilding of the Mortgaged Property (here-inafter, the "Work") so as to restore the Mortgaged Property in full compliance with all legal requirements and so that the Mortgaged Property shall, to the extent reasonably practicable, be at least equal in value and general utility as it was immediately prior to the damage or destruction. If the Work to be done is materially structural (as reasonably determined by the Mortgagee) or if the cost of the Work, as estimated by the Mortgagee, shall exceed $___________________ (hereinafter, collectively, "Major Work"), the Mortgagor shall, prior to the commencement of the Major Work, furnish to the Mortgagee for its approval not to be unreasonably withheld or delayed: (i) complete plans and specifications for the Major Work, with reasonably satisfactory evidence of the approval thereof (a) by all governmental authorities whose approval is required for any or all of the Major Work, (b) by all parties to or having an interest in the leases, if any, of any portion of the Mortgaged Property whose approval is re-quired, and (c) by an architect or reputable contractor or construction manager or engineer satisfactory to the Mortgagee (hereinafter, the "Architect") and which shall be accompanied by the Architect's signed estimate, bearing the Architect's seal, of the Architect's good faith estimate of the entire cost of completing the Major Work; (ii) certified or photostatic copies of all permits and approvals required by law in connection with the commencement and/or the conduct of the Work; and (iii) such other documents, instruments and certificates as Mortgagee may reasonably request. The Mort-gagor shall not be entitled to receive any of the insurance proceeds until the Mortgagor shall have complied with the applicable requirements referred to in this Section 2.5.
After commencing any Major Work the Mortgagor shall perform such Major Work diligently and in good faith in accordance with the plans and specifications referred to in this Section 2.5.

          Section 2.6 Restoration; Advances. Insurance proceeds received by the Mortgagee (or, in the case of condemnation or taking, the award therefor) less the cost, if any, to the Mortgagee of recovery of the same and of paying out such proceeds (including reasonable attorneys' fees and expenses and administrative costs), shall be applied by the Mortgagee to reduce the Indebtedness; provided, however, that so long as no Event of Default hereunder has occurred and is continuing, the Mortgagor shall have the right to cause Mortgagee to apply such net insurance proceeds to the payment of the cost of the Work in accordance with the terms of this
Section 2.6. Notwithstanding anything to the contrary contained herein, and so long as no Event of Default hereunder has occurred and is continuing, Mortgagor shall have the right, upon written notice to Mortgagee, to not perform the Work, in which event the net amount of any insurance proceeds received by Mortgagor or Mortgagee (or, in the case of condem-nation or taking, the award therefor) shall be either (i) applied to repay the Indebtedness, or (ii) invested in assets related to the business of the Mortgagor or any of its other Restricted Subsidiaries. If Mortgagor elects (to the extent such an election is permitted hereby) to perform or cause the Work to be performed, and the Work is not Major Work, insur-ance proceeds will be paid in a lump sum to the Mortgagor.
If Mortgagor elects (to the extent such an election is permit-ted hereby) to perform or cause the Work to be performed, and the Work is Major Work, the proceeds shall be paid out from time to time, but not more often than monthly, to the Mortgag-or as said Major Work progresses, but subject to the following conditions:

                    (i)  an Architect shall be in charge
     of such Major Work;

                    (ii)  each request for payment shall
     be made on at least seven (7) days' prior written notice to the Mortgagee and shall be accompanied by
     (a) a certificate of the chief financial officer or other authorized officer of the Mortgagor specifying the party to whom (and for the account of which) such payment is to be made, (b) copies of lien releases (in form and substance customary and appropriate for the jurisdiction in which the Mortgaged Property is located) from each party to whom payment is to be made, and (c) a certificate of an Architect if an Architect is required under
     Section 2.5 above, otherwise a certificate of the chief financial officer or other authorized officer of the Mortgagor stating (x) that all of the Work completed has been done substantially in compliance with the approved plans and specifications, if any, required under said Section 2.5, and in accordance with all provisions of law; (y) the sum requested is justly required to reimburse the Mortgagor for payments by the Mortgagor to, or is justly due to, the contractor, subcontractors, materialmen, la-borers, engineers, architects or other persons rendering services or materials for the Work (giv-ing a brief description of any such services and materials), and that when added to all sums, if any, previously paid out by the Mortgagee does not exceed the cost of the Work done to the date of such certificate and (z) that the amount of such proceeds remaining in the hands of the Mortgagee will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as the Mortgagee may require an estimate of the cost of such completion) or that, if the pro-ceeds are inadequate, that a sufficient reserve has been created in accordance with generally accepted accounting principles to provide for the payment of such deficiency;

                    (iii)  each request for payment
     shall be accompanied by sworn statements and par-tial or final waivers of liens, as may be appro-priate, or if unavailable, lien bonds, satisfactory to the Mortgagee covering that part of the Work previously paid for, if any, and by a search pre-pared by a title insurance company or a licensed abstractor reasonably satisfactory to the Mortgagee or by other evidence satisfactory to the Mortgagee, that there has not been filed with respect to the Mortgaged Property any mechanic's lien or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record and that there exist no encumbrances on or affecting the Mortgaged Property (or any part thereof) other than Permitted Liens;

                    (iv)  no Event of Default shall have
     occurred and be continuing; and

                    (v)  the request for any payment
     after the Work has been completed shall be accom-panied by certified copies of all certificates, permits, licenses, waivers and/or other documents required by law which are customarily issued in the state and municipality in which the Mortgaged
     Property is located (or pursuant to any agreement binding upon the Mortgagor or affecting the Mort-gaged Property or any part thereof) to render occupancy or use of the Mortgaged Property legal.

          Upon completion of any Work and payment in full therefor, and provided that no Event of Default has occurred and is continuing, the Mortgagee shall deliver any excess pro-ceeds to the Mortgagor; provided, however, that nothing herein contained shall prevent the Mortgagee from applying at any time the whole or any part of such proceeds to the curing of any Event of Default.

          Section 2.7 Restoration by the Mortgagee. Without limitation on the foregoing, in the event the Mortgagee, in accordance with the provisions of Section 2.6 hereof, is making available to the Mortgagor insurance proceeds (if any) recovered by the Mortgagee, and if there is an Event of Default which is continuing, then in addition to all other rights herein set forth and notwithstanding anything to the contrary contained herein, the Mortgagee, or any lawfully appointed receiver of the Mortgaged Property, may at its option after giving the Mortgagor ten (10) days' written notice of such Event of Default, perform or cause to be per-formed such repair, restoration and rebuilding, and may take such other steps as it deems reasonably advisable to perform such repair, restoration and rebuilding, and upon twenty-four
(24) hours' prior written notice to the Mortgagor, the Mortgagee may enter upon the Mortgaged Property to the extent reasonably necessary or appropriate for any of the foregoing purposes, and the Mortgagor hereby waives, for the Mortgagor and all others holding under the Mortgagor, any claim against the Mortgagee and/or such receiver arising out of anything done by the Mortgagee or such receiver pursuant hereto, and the Mortgagee may, at its option, apply insurance proceeds, if any (without the need by the Mortgagee to fulfill any other requirements of this Mortgage), to reimburse the Mortgagee and/or such receiver for all amounts expended or incurred by either of them in connection with the performance of such Work, and any excess costs shall be paid by the Mortgagor to the Mortgagee upon demand, and such payment of excess costs shall be deemed part of the Indebtedness secured hereby and shall bear interest at the Default Rate until paid.

          Section 2.8  Intentionally Deleted.

          Section 2.9  Taxes and Other Charges.

                    (i)  The Mortgagor shall pay and
     discharge by the last day payable without penalty or premium all taxes of every kind and nature, water rates, sewer rents and assessments, levies, permits, inspection and license fees and all other charges imposed upon or assessed against the Mort-gaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof (excluding any taxes in the nature of income taxes). To the extent any such items are payable in installments, the Mortgagor may elect to pay any such item in in-stallments, but each payment shall be made before any penalty accrues. The Mortgagor shall exhibit to the Mortgagee within a reasonable period of time after request and after the same are required to be paid as specified herein, validated receipts or other evidence reasonably satisfactory to the Mort-gagee showing the payment of such taxes, as-sessments, water rates, sewer rents, levies, fees and/or other charges. Should the Mortgagor default in the payment of any of the foregoing taxes, as-sessments, water rates, sewer rents, levies, fees or other charges, the Mortgagee may, but shall not be obligated to, pay the same or any part thereof and the Mortgagor shall reimburse the Mortgagee for all amounts so paid and such amounts shall be deemed a part of the Indebtedness secured hereby and shall bear interest at the Default Rate until reimbursed.

                    (ii)  Nothing in this Section 2.9
     shall require the payment or discharge of any obligation imposed upon the Mortgagor by subsection
     (i) of this Section 2.9 so long as the Mortgagor shall in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceedings which proceedings must operate to prevent the collection thereof or other realization thereon, the sale of the lien thereof and the sale or forfeiture of the Mortgaged Property or any part thereof, to satisfy the same; provided that during such contest the Mortgagor shall, at the option of the Mortgagee, establish reserves in accordance with generally accepted accounting principles or deposit cash or an irrevocable letter of credit drawn on a bank reasonably acceptable to the Mortgagee, assuring the discharge of the Mortgagor's obligation hereunder and of any addi-tional interest charge, penalty or expense arising from or incurred as a result of such contest; and provided, further, that if at any time payment of any obligation imposed upon the Mortgagor by sub-section (i) of this Section 2.9 shall become neces-sary to prevent the delivery of a tax deed or similar instrument conveying the Mortgaged Property or any portion thereof or the sale of the tax lien therefor because of non-payment, or the imposition of any penalty, which is not reserved or secured against, or cost on the Mortgagee not paid by the Mortgagor, then the Mortgagor shall pay the same in sufficient time to prevent the delivery of such tax deed or the sale of such lien, or the imposition of such penalty or cost on the Mortgagee.

                    (iii)  The Mortgagor shall pay when
     due all (a) premiums for fire, hazard and other insurance required to be maintained by the Mort-gagor on the Mortgaged Property pursuant to the terms of Section 2.3 hereof, (b) title insurance premiums, if any, relating to the insurance to be obtained on the Mortgaged Property in connection with this Mortgage, and (c) any and all other costs, expenses and charges expressly required to be paid hereunder.

          Section 2.10  Mechanics' and Other Liens.

                    (i)  To the extent that the follow-
     ing are not Permitted Liens, within sixty (60) days from the date of the filing of any such Lien, the Mortgagor shall pay, bond or discharge of record, from time to time, forthwith, all Liens on the Mortgaged Property or any part thereof, and, in general, the Mortgagor forthwith shall do, at the cost of the Mortgagor and without expense to the Mortgagee, everything necessary to fully preserve the first priority Lien of this Mortgage. In the event that the Mortgagor fails in a timely manner to make payment in full of, bond or discharge, any such Liens, as required under the preceding sentence, the Mortgagee may, but shall not be obligated to, make payment, bond, or discharge such Liens, in order fully to preserve the Lien of this Mortgage and the collateral value of the Mortgaged
     Property, and the Mortgagor shall reimburse the Mortgagee for all sums so expended and such sums shall be deemed a part of the Indebtedness secured hereby and shall bear interest at the Default Rate until reimbursed.

                    (ii)  Nothing in this Section 2.10
     shall require the payment or discharge of any obligation imposed upon the Mortgagor by subsection
     (i) of this Section 2.10 so long as the Mortgagor shall bond or discharge any Lien on the Mortgaged
     Property arising from such obligation or in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceed-ings which proceedings must operate to prevent the collection thereof or other realization thereon, the sale of the Lien thereof and the sale or for-feiture of the Mortgaged Property or any part thereof, to satisfy the same; provided that during such contest the Mortgagor shall, at the option of the Mortgagee, either (at the option of the Mortgagor) establish an adequate reserve in accordance with generally acceptable accounting principles or provide security satisfactory to the Mortgagee, assuring the discharge of the Mortgagor's obligation hereunder and of any addi-tional interest charge, penalty or expense arising from or incurred as a result of such contest, which security can take the form of cash or an irrevocable letter of credit drawn on a bank rea-sonably acceptable to the Mortgagee; and provided, further, that if at any time payment of any obli-gation imposed upon the Mortgagor by subsection (i) of this Section 2.10 shall become necessary (a) to prevent the sale or forfeiture of the Mortgaged
     Property or any portion thereof because of non-payment, or (b) to protect the Lien of this Mort-gage, then the Mortgagor shall pay the same in sufficient time to prevent the sale or forfeiture of the Mortgaged Property or to protect the Lien of this Mortgage, as the case may be.

          Section 2.11 Condemnation Awards. The Mortgagor, immediately upon obtaining knowledge in any manner of the institution of any proceedings for the condemnation of the Mortgaged Property or any portion thereof which could have a Material Adverse Effect, will notify the Mortgagee of such proceedings. The Mortgagee may participate in any such proceedings, and the Mortgagor from time to time will deliver to the Mortgagee all instruments requested by it to permit such participation. The Mortgagor and the Mortgagee shall both act reasonably and expeditiously in connection with such proceedings. All awards and compensation payable to the Mort-gagor as a result of any condemnation or other taking or purchase in lieu thereof of the Mortgaged Property or any part thereof are hereby assigned to and shall be paid to the Mortgagee, and shall be treated in accordance with the provisions of Sections 2.5 and 2.6 hereof. The Mortgagor hereby authorizes the Mortgagee to collect and receive such awards and compensation, to give proper receipts and acceptances therefor and to apply the same in accordance with the provisions of Sections 2.5 and 2.6 of this Mortgage. The Mortgagor, upon request by the Mortgagee, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and com-pensation to the Mortgagee free and clear of any Liens, charges or encumbrances of any kind or nature whatsoever.

          Notwithstanding anything to the contrary in this
Section 2.11, the Mortgagor shall continue to pay the In-debtedness and perform the Obligations at the time and in the manner provided for in the Notes, the Security Documents and the Indenture. If the Mortgaged Property or any portion thereof is sold, through foreclosure or otherwise, prior to the receipt by the Mortgagee of such payment, the Mortgagee shall have the right, whether or not a deficiency judgment shall have been sought, recovered or denied, to receive said payment, or a portion thereof sufficient to pay the Indebt-edness, whichever is less. The Mortgagor shall file and prosecute its claim or claims for any such payment in good faith and with due diligence and cause the same to be col-lected and paid over to the Mortgagee, in the name of the Mortgagor or otherwise, to collect and give receipt for any such payment and to file and prosecute such claim or claims, and although it is hereby expressly agreed that the same shall not be necessary in any event, the Mortgagor shall, upon demand of the Mortgagee, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such payment to the Mortgagee, free and clear of any encumbrances of any kind or nature whatsoever.

          Section 2.12 Costs of Defending and Upholding the Lien. If any action or proceeding is commenced to which action or proceeding either the Trustee or the Mortgagee is made a party or in which it becomes necessary to defend or uphold the first priority Lien of this Mortgage, the Mortgagor shall reimburse the Trustee and the Mortgagee for all reason-able expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by either the Trustee or the Mortgagee in any such action or proceeding and such expenses shall be deemed a part of the Indebtedness secured hereby and shall bear interest at the Default Rate until reimbursed. To the extent the subject of the action is covered by title insurance, the Trustee or the Mortgagee may be defended by the title insurance counsel reasonably satis-factory to the Trustee or the Mortgagee; if otherwise covered by insurance, the Trustee or the Mortgagee may be defended by counsel for the insurance company reasonably satisfactory to the Trustee or the Mortgagee. Notwithstanding the foregoing, in an action not covered by insurance, the Mortgagor may defend with counsel reasonably satisfactory to the Mortgagee.

          Section 2.13 Additional Advances and Disbursements. The Mortgagor shall pay by the last day payable without premium or penalty all payments and charges on all liens, encumbrances, ground and other leases and security interests which affect or may affect or attach or may attach to the Mortgaged Property, or any part thereof, and in default thereof, the Mortgagee shall have the right, but shall not be obligated, to pay upon notice to the Mortgagor, if practicable in order fully to preserve the first priority Lien of this Mortgage and the collateral value of the Mortgaged Property, such payments and charges and the Mortgagor shall reimburse the Mortgagee for any amounts so paid. In addition, upon the occurrence of any material default of the Mortgagor in the performance of any other terms, covenants, conditions or obligations by it to be performed hereunder or under any such Lien, encumbrance, lease or security interest and after the expiration of all applicable notice and cure periods, if any, the Mortgagee shall have the right, but shall not be obligated, to cure such default in the name and on behalf of the Mortgagor. All sums advanced and reasonable expenses incurred at any time by the Mortgagee pursuant to this Section
2.13 or as otherwise provided under the terms and provisions of this Mortgage or under applicable law shall bear interest from the date that such sum is advanced or expenses incurred, to and including the date of reimbursement, computed at an interest rate per annum (the "Default Rate") at all times equal to the highest default rate provided in the Indenture, but in no event to exceed the maximum rate allowed by law.
All interest payable hereunder shall be computed on the basis of a 360-day year over the actual number of days elapsed. Any such amounts advanced or incurred by the Mortgagee, together with the interest thereon, shall be payable on demand, shall, until paid, be secured by this Mortgage as a Lien on the Mortgaged Property and shall be deemed a part of the Indebt-edness.

          Section 2.14 Costs of Enforcement. The Mortgagor agrees to bear and pay all expenses (including, without limitation, reasonable attorneys' fees and expenses) of or incidental to (i) the enforcement of any provision hereof,
(ii) the enforcement of this Mortgage, the Notes, the Security Documents, the Indenture and for the curing thereof, (iii) subject to Section 2.12 hereof, defending the rights and claims of either the Trustee or the Mortgagee in respect of this Mortgage, the Notes, the Indenture and/or the Security Documents, by litigation or otherwise, and (iv) the appoint-ment of a receiver or receivers as hereinafter contemplated. All rights and remedies of the Trustee and the Mortgagee shall be cumulative and may be exercised singly or concurrently. Notwithstanding anything herein contained to the contrary, the Mortgagor: (i) HEREBY WAIVES TRIAL BY JURY; and, to the fullest extent allowed by law, (ii) shall not (a) at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratori-um law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor (b) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof; (iii) hereby expressly waives all benefit or advantage of any such law or laws; and (iv) covenants not to hinder, delay or impede the execution of any power herein granted or delegated to either the Trustee or the Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. The Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property or any part thereof marshalled upon any foreclosure hereof. The appraisement of the Mortgaged Property is hereby expressly waived or not waived at the option of the Trustee and the Mortgagee, their successors or assigns, such option to be exercised prior to or at the time judgment is rendered in any foreclosure hereof.

          Section 2.15 Filing Charges, Recording Fees, Taxes, etc. The Mortgagor shall pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon the Trustee and the Mortgagee by reason of its interest in the Mortgaged Property and this Mortgage or any mortgage supplemental hereto, any security instrument with respect to any interest of the Mortgagor in and to any fixture or personal property at the Mortgaged Property or any instrument of further assurance, other than income, franchise, succession, inheritance, business and similar taxes, and shall pay all other taxes, if any, required to be paid on the debt evidenced by the Notes. In the event the Mortgagor fails to make such payment within ten (10) days after written notice thereof to the Mortgagor, then the Trustee and the Mortgagee shall have the right, in the sole discretion of either of them, to elect either to (i) declare the entire Indebtedness immediately due and payable or (ii) to pay the amount due, and the Mortgagor shall reimburse the Trustee and the Mortgagee for said amount, together with interest thereon computed at the Default Rate.

          Section 2.16 Restrictive Covenants and Leasing Requirements. Promptly following the execution hereof, Mortgagor shall deliver a notice, in form and substance reasonably satisfactory to Mortgagee, to all existing tenants or other occupants of the Mortgaged Property, which notice shall indicate that this Mortgage has been executed and, subject to the terms hereof, all Leases have been assigned to
Mortgagee.   Mortgagor shall not hereafter execute or permit
to be executed any lease or other occupancy agreement, whether singly or in a series of transactions, for all or substan-tially all of the Mortgaged Property, without first delivering to Mortgagee a subordination and attornment agreement to and for the benefit of Mortgagee in form and substance reasonably satisfactory to Mortgagee. Notwithstanding the foregoing, the Mortgagor shall be permitted, without the delivery of a separate subordination and attornment agreement, to lease up to one-half of the Mortgaged Property, provided (i) such lease is to a bona fide third-party tenant on commercially reasonable terms, (ii) Mortgagor gives notice to the Mortgagee of such lease, or any such amendment, modification or extension thereof with a copy thereof, and (iii) Mortgagor gives prior written notice of this Mortgage to the tenant or other occupant under any such lease, amendment, modification or extension.

          Section 2.17 Assignment of Rents. The Mortgagor hereby absolutely, presently and unconditionally assigns to the Mortgagee, as further security for the payment of the In-debtedness and performance of the Obligations, all of its interest in the rents, issues and profits of the Mortgaged Property, together with its interest in all Leases of all or any portion thereof and other documents evidencing such rents, issues and profits now or hereafter in effect and its interest in any and all deposits held as security under any such Leases, and shall deliver to the Mortgagee a true and correct copy of an executed counterpart of each such Lease or other material documents to which it is a party and which affects the Mortgaged Property. Nothing contained in the foregoing sentence shall be construed to bind the Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Lease or other document or otherwise to impose any obligation on the Mortgagee, including, without limitation, any liability under the covenants contained in any such Lease. To the fullest extent permitted by applicable laws, the Mortgagor hereby grants to the Mortgagee the present right (i) to collect and receive any and all rents, issues and profits and to enter upon and take possession of the Mortgaged Property for the purpose of collecting the said rents, issues and profits, (ii) to dispossess by the usual summary proceed-ings (or any other proceedings of the Mortgagee's selection) any tenant defaulting in the payment thereof to the Mortgagee,
(iii) to let the Mortgaged Property, or any part thereof, and
(iv) to apply said rents, issues and profits, after payment of all necessary charges and expenses (including, without limitation, costs of required maintenance and operation of the Mortgaged Property, costs of collection, default associated charges, past due interest and late charges and similar charges and expenses) , on account of the Indebtedness. This Mortgage constitutes and evidences the irrevocable consent of the Mortgagor to the entry upon and taking possession of the Mortgaged Property by the Mortgagee pursuant to such grant, whether foreclosure has been instituted or not and without applying for a receiver; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Mortgagor shall have a revocable license to collect and receive said rents, issues and profits and to otherwise manage the Mortgaged Property, including, without limitation, a revocable license to exercise the rights granted to Mortgagee pursuant to subsections (i), (ii), (iii) and (iv) above. If an Event of Default shall have occurred and be continuing, any rental or other income from the Mortgaged Property received by the Mortgagor shall be deemed to be received by the Mortgagor in trust for the Mortgagee and shall be paid over to the Mort-gagee immediately upon receipt by the Mortgagor. This license of the Mortgagor to collect and receive said rents, issues and profits shall be automatically revoked without the requirement of any action by the Mortgagee upon the occurrence and during the continuance of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Mort-gagor hereby appoints the Mortgagee as its attorney-in-fact, coupled with an interest, to receive and collect all rent, additional rent and other sums due under the terms of each Lease to which the Mortgagor is a party and to direct any such tenant, by written notice or by mail or in person to the Mort-gagee. If an Event of Default shall have occurred and be continuing, Mortgagee may, without thereby becoming or being deemed a mortgagee in possession or incurring any liability under any Lease, notify any lessee, tenant, concessionaire, licensee or other occupant of all or any part of the Mortgaged Property to pay all rental or other income payable by it, him or her to the Mortgagee and all such rental and other income shall thereafter be paid directly to the Mortgagee until the Mortgagee agrees otherwise. If an Event of Default has occurred and is continuing, to facilitate the Mortgagee's collection of rental and other income, the Mortgagor hereby irrevocably authorizes and empowers the Mortgagee to endorse on behalf of the Mortgagor and in the Mortgagor's name all checks and other instruments received by the Mortgagee as pay-ment of rental or other income. The Mortgagee shall apply to the Indebtedness the net amount (after deducting all costs and expenses, including attorneys' fees and expenses, incident to the collection thereof, and after deducting all costs and ex-penses of operation, maintenance and repairs of the Mortgaged Property) of any such rental or other income received by it.

          Section 2.18 Transfer Restrictions. Except as either permitted or not prohibited by the provisions of
Section 4.10 of the Indenture, the Mortgagor may not, without the prior written consent of the Mortgagee, further mortgage, encumber, hypothecate, sell, transfer, convey, assign or sublet all or any part of the Mortgaged Property or the leases and rents affecting the Mortgaged Property or any other interest in the Mortgaged Property or such leases and rents or suffer any of the foregoing to occur involuntarily or by operation of law or otherwise. In the event of a sale, transfer or other conveyance of any of the Mortgaged Property permitted by this section, Mortgagee shall, subject to the terms of Section 10.3 of the Indenture, at the sole cost and expense of Mortgagor, execute such documents as Mortgagor shall reasonably request to evidence the release of the Lien of this Mortgage with respect to such Mortgaged Property.

          Section 2.19 Indemnity. The Mortgagor agrees that it shall indemnify, defend and hold harmless both the Trustee and the Mortgagee from and against all loss, liability, obligation, claim, damage, penalty, cause of action, cost and expense, including, without limitation, any assessments, levies, impositions, judgments, reasonable attorneys' fees and disbursements, cost of appeal bonds and printing costs, imposed upon or incurred by or asserted against either the Trustee or the Mortgagee by reason of (a) ownership of this Mortgage (other than taxes, if any, in the nature of income taxes imposed on either the Trustee or the Mortgagee as the result of its ownership of this Mortgage); (b) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Mortgaged Property (except to the extent the same shall be caused by the Mortgagee's own gross negligence or willful misconduct); (c) any use, non-use or condition of the Mortgaged Property (except to the extent the same shall be caused by the Mortgagee's own gross negligence or willful misconduct); (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof for maintenance or otherwise; (e) the imposition of any mortgage, real estate or governmental tax incurred as a result of this Mortgage or the Notes, other than income, franchise, succession, inheritance, business and similar taxes payable by the Trustee or the Mortgagee, or (f) any violation or alleged violation by the Mortgagor of any law. Any amounts payable under this Section 2.19 shall be immediately due and payable without demand, shall be deemed a part of the Indebtedness secured hereby, and until paid shall bear interest at the Default Rate. If any action is brought against either the Trustee or the Mortgagee by reason of any of the foregoing occurrences, the Mortgagor will have the right to defend and resist such action, suit or proceeding, at the Mortgagor's sole cost and expense by counsel reasonably approved by the Trustee and the Mortgagee. The Mortgagor's obligations under this Section 2.19 shall survive any change in law, the payment in full of the Indebtedness, any discharge, release or satisfaction of this Mortgage and/or the delivery of one or more deeds in lieu of foreclosure with respect to this Mortgage.

          Section 2.20  Security Interest in Fixtures.

                    (i)  As provided in the granting
     clauses hereinabove, this Mortgage shall constitute a security agreement and shall create and evidence a security interest in all Fixtures in which a security interest or lien may be granted or a common law pledge created pursuant to the UCC as in effect in the state in which the Mortgaged Property is located or under common law in such state, which security interest is hereby granted to Mortgagee as "secured party" (as such term is defined in the UCC), securing the Indebtedness and the Obligations of the Mortgagor hereunder and upon recordation in the real property records of the County in which the Mortgaged Property is located, shall constitute a "fixture filing" within the meaning of Article 9 of the UCC creating a perfected security interest in all fixtures now or hereafter located upon the Mortgaged Property. The Mortgagor, immediately upon the execution and delivery of this Mortgage, and thereafter from time to time, shall cause this Mortgage, any security instrument evidencing or perfecting the Lien hereof in the Fixtures, and each instrument of further assurance, including, without limitation, UCC financing statements and continuation statements, to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect, preserve and protect the lien hereof upon the Mortgaged
     Property. The Mortgagor hereby appoints and autho-rizes the Mortgagee to act on behalf of the Mortgagor upon the Mortgagor's failure to comply with the provisions of this Section 2.20.

                    (ii)  To the extent the mortgage
     foreclosure laws of the state in which the Mort-gaged Property is located do not provide for fore-closure against some or all of the Fixtures, upon the occurrence of any Event of Default, in addition to the remedies set forth in Article III hereof, the Mortgagee shall have the power to foreclose the Mortgagor's right of redemption in the Fixtures by sale of the Fixtures in accordance with the UCC as enacted in the state in which the Mortgaged Prop-erty is located or under other applicable law in such state. It shall not be necessary that any Fixtures offered be physically present at any such sale or constructively be in the possession of the Mortgagee or the person conducting the sale. Upon the occurrence and during the continuance of any Event of Default, the Mortgagee may sell the Fix-tures or any portion thereof at public or private sale with notice to the Mortgagor as hereinafter provided. The proceeds of any such sale, after de-ducting all expenses of the Mortgagee in taking, storing, repairing and selling the Fixtures or any part thereof (including, without limitation, attorneys' fees and expenses) shall be applied in the manner set forth in Section 3.2 hereof. At any sale, public or private, of the Fixtures or any part thereof, the Mortgagee may purchase any or all of the Fixtures offered at such sale.

                    (iii)  The Mortgagee shall give
     Mortgagor notice of any sale of the Fixtures or any portion thereof pursuant to the provisions of this
     Section 2.20.  Any such notice shall conclusively
     be deemed to be effective if such notice is mailed at least ten (10) business days prior to any sale, by first class or certified mail, postage prepaid, to the Mortgagor at its address determined in ac-cordance with the provisions of Section 4.3 hereof.


          Section 2.21  Compliance with Agreements.  The Mort-
gagor shall timely comply and perform all of the obligations imposed upon it by the Notes, the Indenture and the Security
Documents.

          Section 2.22  Environmental.  Except as could not,
singly or in the aggregate, have a Material Adverse Effect:

                    (i)  Mortgagor (a) has obtained all
     Permits that are required with respect to the operation of the Mortgaged Property under the Envi-ronmental Laws (as defined below) and is in com-pliance with all terms and conditions of such re-quired Permits, and (b) is in compliance with all Environmental Laws (including, without limitation, compliance with standards, schedules and timetables therein);

                    (ii)  no portion of or interest in
     the Mortgaged Property is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both promulgated under the Comprehensive Environmental Response,
     Compensation and Liability Act of 1980, as amended
     ("CERCLA"), or on any other state or local list established pursuant to any Environmental Law, and Mortgagor has not received any notification of po-tential or actual liability or request for infor-mation under CERCLA or any comparable state or local law;

                    (iii)  no underground storage tank
     or other underground storage receptacle, or related piping, is located on the Mortgaged Property;

                    (iv)  there have been no releases
     (including, without limitation, any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escap-ing, leaching, disposing or dumping, on-site or, to the best of Mortgagor's knowledge after due inquiry, off-site) of Hazardous Materials (as de-fined below) by Mortgagor or, to the best of Mortgagor's knowledge after due inquiry, any prede-cessor in interest, or any person or entity whose liability for any release of Hazardous Materials, Mortgagor or any of its affiliates has retained or assumed either contractually or by operation of law at, on, under, from or into any portion of the Mortgaged Property;

                    (v)  neither Mortgagor nor any
     person or entity whose liability Mortgagor or any of its affiliates has retained or assumed either contractually or by operation of law has any lia-bility, absolute or contingent, under any Environ-mental Law, and there is no civil, criminal or administrative action, suit, demand, hearing, notice of violation or deficiency, investigation, proceeding, notice or demand letter pending or, to the best of their knowledge after due inquiry, threatened against any of them under any Envi-ronmental Law;

                    (vi)  there are no events, ac-
     tivities, practices, incidents or actions or, to the best of Mortgagor's knowledge after due inquiry, conditions, circumstances or plans that may interfere with or prevent compliance by Mort-gagor with any Environmental Law, or that may give rise to any liability under any Environmental Laws;
     and

                    (vii)  in the ordinary course of its
     businesses, Mortgagor conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of Mortgagor in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of prop-erties or compliance with Environmental Laws or any permit, license or approval, any related con-straints on operating activities and any potential liabilities to third parties). On the basis of such review, Mortgagor has reasonably concluded that such associated costs and liabilities could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect on Mortgagor, taken as a whole.

          "Environmental Laws" means all Applicable Laws, now or hereafter in effect, relating to pollution or protection of human health or the environment, including, without limita-tion, laws relating to (1) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous constituents, substances or wastes, including, without limitation, asbestos or asbestos-containing materials, polychlorinated biphenyls, petroleum or any constituents relating to or arising out of any oil produc-tion activities, including crude oil or any fraction thereof, or any petroleum product or other wastes, chemicals or sub-stances regulated by any Environmental Law (collectively referred to as "Hazardous Materials"), into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (2) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials and (3) underground storage tanks and related piping, and emissions, discharges, releases or threat-ened releases therefrom.

                         ARTICLE III

                    Default and Remedies

          Section 3.1  Events of Default.  The following shall
each constitute an "Event of Default" under this Mortgage:

                    (i)  the occurrence of any Event of
     Default under the Notes, the Indenture or any of the Security Documents;

                    (ii)  if the Mortgagor shall fail to
     make any other payment required by this Mortgage within ten (10) days after written notice thereof to the Mortgagor by the Mortgagee;

                    (iii)  if any representation or
     warranty contained herein shall be false or incor-rect in any material respect when made; or

                    (iv)  if the Mortgagor fails to
     keep, observe and/or perform any of the other covenants, conditions, Obligations or agreements contained in this Mortgage, and such default con-tinues for a period of thirty (30) days after written notice to the Mortgagor by the Trustee or the Mortgagee; provided, however, that it shall not be an Event of Default hereunder if the default is such that cannot reasonably be cured within 30 days and the Mortgagor commences to cure the default within such thirty-day period, diligently pursues a cure, and cures such default within 120 days from the date of the initial written notice of default thereof to the Mortgagor by the Trustee or the Mortgagee.

          Section 3.2  Remedies.  Upon the occurrence and
during the continuance of any Event of Default, either the Trustee or the Mortgagee may:

                    (i)  in addition to any rights or
     remedies available to either of them hereunder, take such action as either of them deem advisable to protect and enforce either of their rights against the Mortgagor and in and to the Mortgaged
     Property, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as either the Trustee or the Mortgagee may determine, in the sole discretion of either of them, without impairing or otherwise affecting any of the other rights and remedies of either the Trustee or the Mortgagee: (1) declare the entire unpaid Indebtedness to be immediately due and pay-able; or (2) after accelerating the Indebtedness, to the extent permitted by law, immediately enter into or upon the Mortgaged Property, either per-sonally or by their agents, nominees or attorneys and dispossess the Mortgagor and its agents and servants there-from, and at once take possession of the Mortgaged Property, and thereupon the Trustee or the Mortgagee may (a) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mort-gaged Property and conduct the business thereat;
     (b) complete any construction on the Mortgaged
     Property in such manner and form as either the Trustee or the Mortgagee deem advisable; (c) make such alterations, additions, renewals, replacements and improvements to or on the Improvements and the balance of the Mortgaged Property necessary or advisable as determined by either the Trustee or the Mortgagee to continue to operate the business;
     (d) exercise all rights and powers of the Mortgagor with respect to the Mortgaged Property, whether in the name of the Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof;
     and (e) apply the receipts from the Mortgaged
     Property to the payment of the Indebtedness, after deducting therefrom all expenses (including reason-able attorneys' fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of the Trustee and the Mortgagee, their counsel, agents and employees;
     or (3) institute proceedings for the complete foreclosure of this Mortgage in which case the Mortgaged Property may be sold for cash or credit in one or more parcels; or (4) with or without entry and, to the extent permitted, and pursuant to the procedures provided by applicable law, institute proceedings for the foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the Lien of this Mort-gage continuing unimpaired and without loss of priority so as to secure the balance of the In-debtedness not then due; or (5) institute an ac-tion, suit or proceeding in equity for the specific performance of any covenants, condition or agreement contained herein; or (6) recover judgment on the Notes or any guaranty either before, during or after or in lieu of any proceedings for the enforcement of this Mortgage; or (7) apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of the Mortgagor, any guarantor or of any person, firm or other entity liable for the payment of the Indebtedness or performance of the Obligations to which appointment the Mortgagor does hereby con-sent; or (8) to the extent permitted by applicable law, to proceed under the POWER OF SALE granted herein and sell the Mortgaged Property or any part thereof to the extent permitted and pursuant to the procedures provided by the laws of the State in which the Mortgaged Property is located, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one or more sales, as an entirety or in parcels, and at such time and place, upon such terms and after such notice thereof as may be required by applicable law or (9) pursue such other remedies as the Trustee or the Mortgagee may have under applicable law.

                    (ii)  In addition to any other
     remedies available to the Trustee or the Mortgagee hereunder or at law or in equity, the Mortgagor hereby confers unto the Trustee, for the benefit of the Mortgagee, a power of sale for the Mortgaged
     Property exercisable upon an Event of Default under this Mortgage and agrees that the Trustee, at its option, may proceed under this power of sale pur-suant to the applicable procedures provided therefor by the laws of the State in which the Mortgaged Property is located or foreclose this Mortgage as provided by such laws. The Mortgagor represents and warrants that the Mortgaged Property is not the Mortgagor's homestead and that the In-debtedness is not an extension of credit made pri-marily for agricultural purposes. If the Mortgagee invokes the power of sale, the Trustee shall give notice of sale by advertisement once each week for three consecutive weeks in the manner prescribed by applicable law. The Trustee, without demand on the Mortgagor, shall sell the Mortgaged Property at public auction to the highest bidder for cash at such time and place in DeSoto County, Mississippi, as the Trustee designates in the notice of sale in one or more parcels and in such order as the Trustee may determine. The Trustee may appoint an agent to conduct foreclosure proceedings and any sale thereunder, which appointment need not be recorded. Any foreclosure sale may be adjourned or continued from time to time in the discretion of the Trustee until such time as such sale can be validly and legally completed. The Mortgagee or the Mortgagee's designee may purchase the Mortgaged
     Property at any sale. The Trustee shall deliver to the purchaser the Trustee's deed or other appropriate conveyance instrument conveying the
     Mortgaged Property so sold without any covenant or warranty, expressed or implied. The recitals in such instrument shall be prima facie evidence of the truth of the statements made therein, and failure to give any notice to the Mortgagor as provided herein shall not adversely affect any foreclosure sale or create any liability on the part of the Trustee or the Mortgagee to the Mortgagor.

          Notwithstanding anything contained in this Mortgage to the contrary, any notices of sale given in accordance with the applicable requirements provided therefor by the laws of the State in which the Mortgaged Property is located shall constitute sufficient notice of sale. The conduct of a sale pursuant to a power of sale shall be sufficient hereunder if conducted in accordance with such requirements in effect at the time of such sale, notwithstanding any other provision contained in this Mortgage to the contrary. The proceeds of any sale of the Mortgaged Property pursuant to the power of sale herein granted shall be applied in accordance with such requirements in effect at the time of such sale.

                    (iii)  The proceeds of any sale made
     under or by virtue of this Article III, together with any other sums which then may be held by the Trustee or the Mortgagee under this Mortgage, whether under the provisions of this Article III or otherwise, shall be applied:

                    First:  To the payment of the costs and
          expenses of any such sale, or the costs and ex-penses of entering upon, taking possession of, removing from, holding, operating and/or managing the Mortgaged Property or any part thereof, as the case may be, and of all expenses, liabilities and advances made or incurred by the Trustee and the Mortgagee under this Mortgage, together with inter-est at the Default Rate as provided herein on all advances made by the Trustee or the Mortgagee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

                    Second:  In accordance with the provi-
          sions of Section 6.10 of the Indenture.

The Mortgagee and any receiver of the Mortgaged Property or any part thereof shall be liable to account for only those rents, issues and profits actually received by it.

                    (iv)  The Trustee, for the benefit
     of the Mortgagee, may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and except as otherwise provided by any applicable provision of law, the Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                    (v)  Upon the completion of any sale
     or sales made by the Trustee, for the benefit of the Mortgagee, under or by virtue of this Article
     III, the Trustee, or an officer of any court empow-ered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and suffi-cient instrument, or good and sufficient instru-ments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. The
     Trustee, for the benefit of the Mortgagee, is hereby irrevocably appointed the true and lawful attorney-in-fact of the Mortgagor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose the Trustee may execute all necessary instruments of conveyance, assign-ment, transfer and delivery, and may substitute one or more persons with like power, the Mortgagor hereby ratifying and confirming all that said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, the Mortgagor, if so requested by either the Trustee or the Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to the Trustee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of either the Trustee or the Mortgagee, for the purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Article III, whether made under the POWER OF SALE herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons claiming or who may claim the same or any part thereof from, through or under the Mortgagor.

                    (vi)  In the event of any sale made
     under or by virtue of this Article III (whether made under the POWER OF SALE provided for herein or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the entire Indebtedness, if not previously due and pay-able, immediately thereupon shall, anything in any Note, the Indenture, any of the Security Documents or in this Mortgage to the contrary notwithstand-ing, become due and payable.

                    (vii)  Upon any sale made under or
     by virtue of this Article III (whether made under the POWER OF SALE provided for herein or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), either the Mortgagee or the Trustee, for the benefit of the Mortgagee, may bid for and acquire the Mortgaged
     Property or any part thereof or interest therein and in lieu of paying cash therefor may make set-tlement for the purchase price by crediting upon the Indebtedness of the Mortgagor secured by this Mortgage the net sales price after deducting therefrom the expenses of the sale and the costs of the action (including attorneys' fees and expenses) and any other sums which the Trustee or the Mortgagee are authorized to deduct under this Mort-gage.

                    (viii)  No recovery of any judgment
     by the Trustee or the Mortgagee and no levy of an execution under any judgment upon the Mortgaged
     Property or any part thereof or upon any other property of the Mortgagor shall effect in any manner or to any extent, the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of either the Trustee or the Mortgagee hereunder, but such Liens, rights, powers and remedies of the Trustee and the Mortgagee shall continue unimpaired as before.

          Section 3.3 Payment of Indebtedness After Default. Upon the occurrence of any Event of Default and the acceler-ation of the maturity of the Indebtedness as provided herein, if, at any time prior to foreclosure sale, the Mortgagor or any other person tenders payment of the amount necessary to satisfy the Indebtedness, the same shall constitute an evasion of the payment terms hereof and/or the Indenture or the Security Documents or the Notes and shall be deemed to be a voluntary prepayment hereunder, in which case such payment must include the premium and/or fee required under the prepayment provision, if any, contained herein or in the Notes, the Security Documents and/or the Indenture. This provision shall be of no force or effect if at the time that such tender of payment is made, the Mortgagor has the right under this Mortgage, the Security Documents, the Indenture or the Notes to prepay the Indebtedness without penalty or premium.

          Section 3.4  Intentionally Omitted.

          Section 3.5 Mortgagor's Actions After Default. Effective after the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by the Trustee or the Mortgagee to obtain judgment for the Indebtedness, or of any other nature in aid of the enforcement of the Notes, the Indenture, the Security Documents or this Mortgage, the Mortgagor hereby (i) waives the issuance and service of process in any such action, suit or proceeding, provided, however, that notice of such process is given to Mortgagor in accordance with Section 4.3 hereof,
(ii) waives the right to trial by jury and (iii) if required by the Mortgagee, consents to the appointment of a receiver or receivers with respect to the Mortgaged Property and of all the earnings, revenues, rents, issues, profits and income thereof.

          Section 3.6 Control by Mortgagee After Default. Upon and following the appointment of any receiver, liquidator or trustee of the Mortgagor, or of any of its property, or of the Mortgaged Property or any part thereof, the Mortgagee shall be entitled to possession and control of all property now and hereafter covered by this Mortgage, and shall not be deemed to be a mortgagee-in-possession as a result thereof.

                         ARTICLE IV

                        Miscellaneous

          Section 4.1 Credits Waived. The Mortgagor will not claim or demand or be entitled to any credit or credits against the Indebtedness for so much of the taxes assessed against the Mortgaged Property or any part thereof, as is equal to the tax rate applied to the amount due on this Mortgage or any part thereof, and no deductions shall other-wise be made or claimed from the taxable value of the Mort-gaged Property or any part thereof by reason of this Mortgage or the payment of the Indebtedness and the performance of the Obligations secured hereby.

          Section 4.2 No Releases. The Mortgagor agrees, that in the event the Mortgaged Property or any part thereof or interest therein is sold pursuant to the prior written con-sent of the Mortgagee as provided herein, and the Mortgagee enters into any agreement with the then owner of the Mortgaged Property extending the time of payment of the Indebtedness or performance of the Obligations, or otherwise modifying the terms hereof, the Mortgagor shall continue to be liable to pay the Indebtedness and perform the Obligations according to the tenor of any such agreement unless expressly released and discharged in writing by the Mortgagee.

          Section 4.3 Notices. All notices, requests, demands and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex or telegram (with messenger delivery specified in the case of a telegram), or by telecopier, or overnight air courier guaranteeing next day delivery and shall be deemed to be delivered for purposes of this Mortgage when delivered in person, upon acknowledged receipt if delivered by telecopy or telex, or five (5) business days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed, and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 4.3, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties at their respective addresses (or to their respective telex or telecopier numbers) indicated below:

If to Mortgagor:

Terex Corporation
500 Post Road East
Westport, Connecticut  06880
Attention:  Marvin Rosenberg, Esq.

If to the Trustee:

Jim B. Tohill
Watkins, Ludlam & Stennis
633 North State Street
Jackson, Mississippi  39202

If to the Mortgagee:

United States Trust Company of New York
114 West 47th Street
New York, New York 10036
Attn:  Corporate Trust Department

          Section 4.4 Binding Obligations. The provisions and covenants of this Mortgage shall run with the land, shall be binding upon the Mortgagor and shall inure to the benefit of both the Trustee and the Mortgagee, subsequent holders of this Mortgage, and the respective successors and assigns of the foregoing. For the purpose of this Mortgage, the term "Mortgagor" shall include and refer to the Mortgagor named herein, any subsequent owners of the Mortgaged Property (or any part thereof or interest therein), and their respective heirs, executors, legal representatives, successors and assigns. If there is more than one Mortgagor, all of their undertakings hereunder shall be deemed to be joint and sever-al.

          Section 4.5 Legal Construction. The creation of this Mortgage, the perfection of the lien or security interest thereof in the Mortgaged Property, and the rights and remedies of both the Trustee and the Mortgagee with respect to the Mortgaged Property, as provided herein and by the laws of the state wherein the Mortgaged Property is located, shall be governed by and construed in accordance with the internal laws of the state wherein the Mortgaged Property is located without regard to principles of conflict of law. Otherwise, to the extent permitted by applicable law, this Mortgage, the Notes, the Security Documents, the Indenture and all other obligations of the Mortgagor (including, without limitation, the liability of the Mortgagor for any deficiency following a foreclosure of all or any part of the Mortgaged Property) shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws, such state being the state where such documents were executed and delivered. Nothing in this Mortgage, the Notes, the Indenture or in any other agreement between the Mortgagor and the Mortgagee shall require the Mortgagor to pay, or the Mortgagee to accept, interest in an amount which would subject the Mortgagee to any penalty or forfeiture under applicable law. All agreements between the Mortgagor and the Mortgagee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoev-er shall the amount paid or agreed to be paid by the Mortgagor for the use, forbearance or detention of the money to be loaned under the Indenture, the Security Documents, the Notes or any related document, or for the payment or performance of any covenant or obligation contained herein, in the Indenture, the Security Documents or in the Notes exceed the maximum amount permissible under applicable Federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances the Mortgagor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount shall be applied to the reduction of the principal amount owing in respect of the Indebtedness and not to the payment of interest, or if such excessive interest exceeds such unpaid balance of principal and any other amounts due hereunder or under the Notes, the Indenture or any of the Security Documents, the excess shall be refunded to the Mort-gagor. All sums paid or agreed to be paid for the use, for-bearance or detention of the principal under any extension of credit by the Mortgagee shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amor-tized, prorated, allocated and spread from the date of this Mortgage until payment in full of such sums so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

          Section 4.6 Captions. The captions of the Sections of this Mortgage are for the purpose of convenience only and are not intended to be a part of this Mortgage and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

          Section 4.7 Further Assurances. The Mortgagor shall do, execute, acknowledge and deliver, at the sole cost and expense of the Mortgagor, such further acts, deeds, documents, instruments, conveyances, mortgages, assignments, estoppel certificates, financing statements, fixture filings, continuation statements, notices of assignment, transfers and assurances as the Trustee or the Mortgagee may reasonably require from time to time in order to assure, convey, grant, assign, transfer and confirm unto the Trustee and the Mortgagee the rights now or hereafter intended to be granted to the Trustee and the Mortgagee under this Mortgage, any other instrument executed in connection with this Mortgage or any other instrument under which the Mortgagor may be or may hereafter become bound to convey, mortgage or assign to the Trustee or the Mortgagee for carrying out the intention of facilitating the performance of the terms of this Mortgage. The Mortgagor hereby appoints the Mortgagee as its attorney-in-fact to execute, acknowledge and deliver for and in the name of the Mortgagor any and all of the instruments mentioned in this Section 4.7 and this power, being coupled with an interest, shall be irrevocable as long as any part of the Indebtedness remains unpaid or any Obligations remain unper-formed, provided, however, that the Mortgagee shall not exercise its powers as attorney-in-fact without giving the Mortgagor five (5) days' prior written notice of its intention to do so.

          Section 4.8 Severability. Any provision of this Mortgage which is prohibited or unenforceable in any juris-diction or prohibited or unenforceable as to any person or entity shall, as to such jurisdiction, person or entity or circumstance be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provi-sions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction or as to any other person or entity or circumstance.

          Section 4.9  General Conditions.

                    (i)  All covenants hereof shall be
     construed as affording to the Trustee and the Mortgagee rights additional to and not exclusive of the rights conferred under the provisions of any other applicable law. To the extent any specific provision of this Mortgage and the provisions of any applicable law conveying any beneficial rights to either party directly conflict, the terms of this Mortgage shall control.

                    (ii)  This Mortgage cannot be al-
     tered, amended, modified or discharged orally and no executory agreement shall be effective to modify or discharge it in whole or in part, unless it is in writing and signed by the party against whom en-forcement of the modification, alteration, amendment or discharge is sought.

                    (iii)  No remedy herein conferred
     upon or reserved to the Trustee or the Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee or the Mortgagee in exercising any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default, or any acquiescence therein.
     Acceptance of any payment (other than a monetary payment in cure of a monetary default) after the occurrence of an Event of Default shall not be deemed a waiver of or a cure of such Event of Default and every power and remedy given by this Mortgage to the Trustee or the Mortgagee may be exercised from time to time as often as may be deemed expedient by the Trustee or the Mortgagee.
     Nothing in this Mortgage or in the Notes shall limit or diminish the obligation of the Mortgagor to pay the Indebtedness in the manner and at the time and place therein respectively expressed.

                    (iv)  No waiver by the Trustee, the
     Mortgagee or the Mortgagor shall be effective unless it is in writing and then only to the extent specifically stated. Without limiting the generality of the foregoing, any payment made by the Trustee or the Mortgagee for insurance premi-ums, taxes, assessments, water rates, sewer rentals, levies, fees or any other charges affecting the Mortgaged Property shall not consti-tute a waiver of the Mortgagor's default in making such payments and shall not obligate the Mortgagee to make any further payments.

                    (v)  The Mortgagee shall have the
     right to appear in and defend any action or pro-ceeding, in the name and on behalf of the Mortgagor which the Mortgagee in its discretion determines may adversely affect the Mortgaged Property or this Mortgage, provided, however, that the Mortgagor shall have the right to defend any such action with counsel reasonably acceptable to the Mortgagee. In the event that any such action or proceeding is one covered by title insurance, defense thereof may be made by counsel to the title company; if the pro-ceeding is one covered by insurance, defense thereof may be made by counsel to the insurance company; notwithstanding the foregoing, if the action is one not covered by insurance, the Mort-gagor shall defend such action with counsel reason-ably satisfactory to the Mortgagee. The Mortgagee shall also have the right, upon reasonable prior notice to Mortgagor (except in the case of an emergency or other imminent danger to the Mortgaged
     Property or Mortgagee's interest therein, in which event no prior notice shall be required), to insti-tute any action or proceeding which the Mortgagee in its reasonable discretion determines should be brought to protect its interest in the Mortgaged
     Property or its rights hereunder. All costs and expenses incurred by the Mortgagee in connection with any such action or proceedings, including, without limitation, attorneys' fees and expenses shall be paid by the Mortgagor and shall be secured by this Mortgage.

                    (vi)  In the event of the passage
     after the date of this Mortgage of any law of any governmental authority having jurisdiction hereof or of the Mortgaged Property, deducting from the value of land for the purpose of taxation, affect-ing any lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for federal, state or local purposes, or the manner of the collection of any such taxes, so as to affect this Mortgage, the Mortgagor shall promptly pay to the Trustee and the Mortgagee, on demand, all taxes, costs and charges for which the Trustee and the Mortgagee are or may be liable as a result thereof; provided that if said payment shall be prohibited by law, render the Notes usurious or subject the Trustee or the Mortgagee to any penalty or forfeiture, then and in such event the Indebted-ness shall, at the option of either the Trustee or the Mortgagee, be immediately due and payable.

                    (vii)  The Mortgagor hereby appoints
     the Mortgagee as its attorney-in-fact in connection with the personal property and fixtures covered by this Mortgage, where permitted by law, to file on its behalf any financing statements or other state-ments in connection therewith with the appropriate public office signed by the Mortgagee, as secured party. This power being coupled with an interest, shall be irrevocable so long as any part of the Indebtedness remains unpaid.

          Section 4.10 Multistate Real Estate Transaction. The Mortgagor acknowledges that this Mortgage is one of a number of other mortgages, deeds of trust and assignments of leases and rents and other security documents (hereinafter collectively the "Other Security Documents") which secure the payment of the Indebtedness and performance of the Obligations in whole or in part. The Mortgagor agrees that the lien of this Mortgage shall, subject to the terms hereof, be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of the Trustee or the Mortgagee and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Trustee or the Mortgagee of any security for or guarantors upon any of the Indebtedness or by any failure, neglect or omission on the part of the Trustee or the Mortgagee to realize upon or protect any of the Indebtedness or any collateral or security therefor. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or any disposition of any of the Indebtedness or of any of the collateral or security therefor. The Trustee or the Mortgagee may exercise any of the rights and remedies under the Other Security Documents without first exercising or enforcing any of its rights and remedies hereunder, or may foreclose, exercise any power of sale, or exercise any other right available under this Mortgage without first exercising or enforcing any of its rights and remedies under any or all of the Other Security Documents. Such exercise of the Trustee's or the Mortgagee's rights and remedies under any or all of the Other Security Documents shall not in any manner impair the Indebtedness or lien of this Mortgage, and any exercise of the rights or remedies of the Trustee or the Mortgagee hereunder shall not impair the lien of any of the Other Security Documents or any of the Trustee's or the Mortgagee's rights and remedies thereunder. The Mortgagor specifically consents and agrees that either the Trustee or the Mortgagee may exercise its rights and remedies hereunder and under the Other Security Documents separately or concurrently and in any order that the Trustee and the Mortgagee may deem appropriate.

          Section 4.11 Agreement Paramount. If and to the extent that any of the provisions of this Mortgage conflict or are otherwise inconsistent with any of the provisions of the Indenture, the provisions of the Indenture shall prevail. Notwithstanding the foregoing, the failure of the Indenture to speak to or address a provision expressly set forth in this Mortgage shall not be deemed to be such an inconsistency or conflict.

          Section 4.12  Trustee.  The following provisions
shall govern with respect to the Trustee:

                    (i)  To the extent permitted by law,
     the Trustee shall not be liable for any error of judgment or act done by the Trustee in good faith, or be otherwise responsible or accountable to the Mortgagor under any circumstances whatsoever, nor shall the Trustee be personally liable in case of entry by him, or anyone entering by virtue of the powers herein granted, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. The
     Trustee shall be entitled to reimbursement for expenses incurred by him in the performance of his duties hereunder and to reasonable compensation for such of his services hereunder as shall be rendered. The Mortgagor will, from time to time, pay the compensation due to the Trustee hereunder and reimburse the Trustee for, and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties.

                    (ii)  All moneys received by the
     Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys
     (except to the extent required by law), and the Trustee shall be under no liability for interest on any money received by him hereunder.

                    (iii)  The Trustee may resign at any
     time with or without notice. If the Trustee shall die, resign or become disqualified from acting in the execution of this trust or shall fail or refuse to execute the same when requested by the Mortgagee so to do, or if, for any reason, the Mortgagee shall prefer to appoint a substitute trustee to act instead of the Trustee, the Mortgagee shall have full power to appoint a substitute trustee or trustees, either of whom may act, and, if preferred and, to the extent permitted by law, several substitute trustees in succession who shall succeed to all the estates, rights, powers and duties of the Trustee.

                    (iv)  Any new trustee appointed
     pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as trustee herein; but nevertheless, upon the written request of the Mortgagor or of the successor trustee, the trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and money held by such trustee to the successor trustee so appointed in his place.

          IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered by the Mortgagor as of the date first above written.



                     TEREX CORPORATION


                          By:____________________________
                              Name:
                              Title:


                          Attest:________________________
                                  Name:
                                  Title:

STATE OF __________________

COUNTY OF _________________

     Personally appeared before me, the undersigned authority in and for the said county and state, on this ____ day of ________, 1995, within my jurisdiction, the within named
                                             and
                          , duly identified before me, who acknowl-
edged that they are the                                      and
                                            , respectively, of
TEREX CORPORATION, a Delaware corporation, and that for and on behalf of the said corporation and as its act and deed, they executed the above and foregoing instrument, after first having been duly authorized so to do.



___________________________
Notary Public
My Commission expires:

____________________

                                                    [Mississippi]
                           SCHEDULE A
                   Description of the Property


          All of the Mortgagor's rights as tenant under that certain lease dated as of April 28, 1988, by and between J.C. Penny Company, Inc. and Northwest Engineering Company (predecessor in interest to the Mortgagor) for the premises described as follows:


          Lots 18-27, Freeport Industrial Park, Unit 1, located in
Section 22, Township 1 South, Range 8 West, DeSoto County,
Mississippi, and more particularly described in Plat Book 11, page 43, in the office of the Chancery Clerk of DeSoto County, Mississippi.